UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34855	76-0594970

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500
Houston, TX	77063

(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	WSR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 14, 2020, the Board of Trustees (the “Board”) of Whitestone REIT (the “Company”) authorized a dividend of one preferred share purchase right (a “Right”) for each outstanding common share of beneficial interest, par value $0.001 per share, of the Company (the “Common Shares”). The dividend is payable on May 26, 2020 (the “Record Date”), to the holders of record of Common Shares as of 5:00 P.M., New York City time, on the Record Date. The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 14, 2020 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”). Each Right entitles the registered holder to purchase from the Company one one-thousandth (a “Unit”) of a Series A Preferred Share, par value $0.001 per share (each a “Preferred Share”), of the Company at a purchase price (“Purchase Price”) of $30.00 per Unit, subject to adjustment.
The Board adopted the Rights Agreement to ensure that the Board remains in the best position to fulfill its duties and is intended to promote the fair and equal treatment of all shareholders by guarding against opportunistic efforts to capitalize on recent macroeconomic conditions, including open market accumulations or other tactics, aimed at gaining control of the Company without paying an appropriate control premium to deliver sufficient value for all Company shareholders.
The Rights are in all respects subject to and governed by the provisions of the Rights Agreement. The following description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company.
Distribution Date

Initially, the Rights will be attached to all Common Shares, and no separate certificates evidencing the Rights will be issued. Subject to certain exceptions, until the Distribution Date (as defined below), the Company will issue one Right with each new Common Share issued after the Record Date so that all Common Shares will have Rights attached, the Rights will be transferred with and only with the Common Shares, and any transfer of Common Shares will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Shares and, as soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

The “Distribution Date” means the earlier of:

•
ten business days after the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or such earlier date, as determined by the Board, on which an Acquiring Person has become such; and

•
such date (prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person), if any, as may be determined by the Board following the commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person.

In addition, on the Distribution Date, proper provision shall be made by the Company in order to provide each holder (other than the Company) of partnership units designated as “OP Units” and/or of partnership units designated as “Preference Units” in the Company’s operating partnership, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), with the number of Rights, evidenced by Rights Certificates, as would be issued to such holder as if such holder had redeemed all of its “OP Units” (assuming all of its “Preference Units,” to the extent so convertible, had been converted into “OP Units”) and the Company had satisfied such redemption by paying such holder in Common Shares immediately prior to the Distribution Date and pursuant to the terms and conditions of the agreement of limited partnership of the Operating Partnership.
Exercisability

The Rights will not be exercisable until the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase from the Company one Unit of a Preferred Share for the Purchase Price. Prior to exercising their Rights, holders of Rights, in that capacity have no rights as a shareholder of the Company, including the right to vote or receive dividends.

Consequences of Any Person or Entity Becoming an Acquiring Person

•
Flip-In Trigger. If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of Common Shares having a market value of two times the Purchase Price.

•
Flip-Over Trigger. If, after any person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger, consolidation or combination or 50% or more of its consolidated assets, cash flow or earning power are transferred, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of common shares of the person (or its parent) with whom the Company has engaged in the foregoing transaction having a market value of two times the Purchase Price.

•
Exchange Feature. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by an Acquiring Person of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right.

Expiration

The Rights will expire on the earliest of (i) the close of business on May 13, 2021, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company that has been approved by the Board, at which time the Rights are terminated, and (iv) the time at which the Rights are exchanged pursuant to the Rights Agreement (such earliest date, the “Expiration Date”).

Redemption

At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, for $0.0001 per Right (the “Redemption Price”); provided that if a majority of the Board is not composed of Continuing Trustees (as defined below) then for a period of 180 days following the first occurrence thereof, the Rights cannot be redeemed. The Redemption Price is payable, at the option of the Company, in cash, Common Shares or such other form of consideration as the Board shall determine. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Redemption Price will be subject to adjustment in accordance with the Rights Agreement.

The term “Continuing Trustee” means any member of the Board who is not an Acquiring Person (or an affiliate or associate of an Acquiring Person) or a representative or nominee of an Acquiring Person (or of an affiliate or associate of an Acquiring Person), and who either (x) was a member of the Board immediately prior to the date of the Rights Agreement or (y) on or subsequent to the date of the Rights Agreement became a member of the Board and whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Trustees.

Amendment

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. If a majority of the Board is not composed of Continuing Trustees, then for a period of 180 days following the first occurrence thereof, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner if (i) one or more Continuing Trustees are members of the Board and (ii) a majority of such Continuing Trustees approve the amendment; provided that if any person or group of affiliated or associated persons becomes an Acquiring Person prior to the termination of such 180-day period, any proposed amendments will be governed by the following sentence. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof).

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a share dividend, a share split, a reclassification of the Preferred Shares or Common Shares or certain other specified transactions. No adjustments to the Purchase Price of less than 1% are required to be made.

Preferred Shares

Each Unit of a Preferred Share will entitle the holder thereof to the same dividends, liquidation and voting rights as if the holder held one Common Share and will be treated the same as a Common Share in the event of a merger, consolidation or other share exchange. The value of one Unit of a Preferred Share should approximate the value of one Common Share.

Anti-Takeover Effects

The Rights may have certain anti-takeover effects. In general terms and subject to certain exceptions, the Rights Agreement works by imposing a significant penalty upon any person or group of affiliated or associated persons that acquires 5% or more of the outstanding Common Shares (20% or more in the case of a passive institutional investor), except in certain situations specified in the Rights Agreement (such person, an “Acquiring Person”). The Rights, however, should not interfere with any merger or other business combination approved by the Board.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Company will file Articles Supplementary for the Series A Preferred Shares with the State Department of Assessments and Taxation of Maryland. See the description set forth under Item 1.01 for a more complete description of the rights and preferences of the Series A Preferred Shares.

A copy of the Articles Supplementary for Series A Preferred Shares is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 15, 2020, the Company issued a press release announcing the adoption of the Rights Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary for Series A Preferred Shares
4.1	Rights Agreement, dated May 14, 2020, between Whitestone REIT and American Stock Transfer Trust, LLC, as Rights Agent.
99.1	Press Release dated May 15, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
Date: May 15, 2020	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer